UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 10, 2008

Rotech Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50940	030408870
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (407) 822-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 17, 2008, Rotech Healthcare Inc. (the “Company”) received a Nasdaq Staff Determination letter stating that the Company has failed to comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years for continued listing on the Nasdaq Capital Market. The Nasdaq Staff determined to deny the Company’s request for continued listing on The Nasdaq Capital Market and, unless the Company requested by April 24, 2008 an appeal of that determination, trading of the Company’s common stock would have been suspended at the opening of business on April 28, 2008, and a Form 25-NSE would have been filed with the Securities and Exchange Commission, which would have removed the Company’s securities from listing and registration on The Nasdaq Stock Market. In response to the Staff’s determination, the Company requested a hearing, which stayed the suspension of the Company’s securities and the filing of a Form 25-NSE with the Securities and Exchange Commission.

On June 5, 2008, a hearing was conducted before a Hearings Panel for continued listing of the Company’s common stock on the Nasdaq Stock Market. Following the hearing, the Company had additional discussions with the Staff of the Nasdaq and, on June 10, 2008, the Company received a letter from the Nasdaq Office of General Counsel indicating that the Company’s shares will be suspended effective at the open of business on Thursday, June 12, 2008 and subsequently delisted.

Following the delisting of the Company’s securities, the Company expects to be eligible for quotation on the OTC Bulletin Board, a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. However, quotation on the OTC Bulletin Board will depend on whether one or more market makers successfully apply to quote the Company’s securities. No assurance can be given that market makers currently making a market in the Company’s securities will continue to make a market in the Company’s common stock or that the Company’s common stock will continue to be eligible for quotation on the OTC Bulletin Board. If the Company’s common stock is not quoted on the OTC Bulletin Board beginning on June 12, 2008, the Company expects that the common stock will trade on the Pink Sheets, a real-time quotation service maintained by Pink Sheets LLC, beginning on June 12, 2008. The Company cannot, however, provide any assurance that its common stock will be quoted on the OTC Bulletin Board, or in any other quotation service, following the delisting from the Nasdaq Stock Market.

The press release relating to this matter is attached as Exhibit No. 99.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. Press release

Exhibit No.	Description
99.1	Press release of the Company dated June 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROTECH HEALTHCARE INC.

Date: June 11, 2008	By:	/s/ Steven Alsene
Steven Alsene Chief Financial Officer